Exhibit 99.1

                           [SKY HARVEST WINDPOWER LOGO]


                  SKY HARVEST ANNOUNCES $500,000 FINANCING AND
                        SETTLEMENT WITH FORMER PRESIDENT

April 11, 2011                                                Symbol: SKYH:OTCBB

VANCOUVER, BRITISH COLUMBIA--Sky Harvest Windpower Corp. OTCBB:SKYH (the"Company") is pleased to announce that it intends to proceed with a private placement financing consisting of the sale of up to 2,000,000 shares of its common stock at a price of $0.25 each for aggregate proceeds of $500,000. The Company has also agreed to issue 40,000 shares of common stock as a finder's fee in connection with the financing. Sky Harvest intends to use the proceeds from the private placement for pre-development costs in connection with its proposed wind power development projects located in Saskatchewan, Canada, as well as for general working capital.

SETTLEMENT WITH FORMER PRESIDENT

Sky Harvest further announces that it has completed a settlement with its former President and C.E.O., Chris Craddock, whereby all parties involved have agreed to mutually release each other from all claims. In addition to Sky Harvest, its subsidiary, and Mr. Craddock, the settlement involved two of the Company's principal shareholders, William Iny and Greg Yanke.

As part of the settlement, Mr. Yanke agreed to discontinue a legal action that he commenced in British Columbia Supreme Court against Mr. Craddock. Sky Harvest also agreed to withdraw a British Columbia Small Claims lawsuit against Mr. Craddock. Mr. Craddock disputed all of the allegations contained in each lawsuit. The settlement was reached without any admission of liability on the part of the parties involved.

WEBSITE

Sky Harvest invites shareholders and other interested parties to visit its new website located at www.skyharvestwind.com or contact Sky Harvest at 604-267-3041 locally or toll-free 1.877.700.7021

SKY HARVEST WINDPOWER CORP.

William Iny, President

Sky Harvest Windpower Corp. is a United States and British Columbia reporting issuer involved in development stage wind power projects located in southwest Saskatchewan, Canada. Wind speed and environmental data relating to the Company's leased properties indicates that the properties host a strong and consistent wind resource that warrants the erection of wind power generation facilities with the potential to generate up to 350 MW of electricity. For more information, please contact Sky Harvest at 604-267-3041.

Safe harbor for Forward-Looking Statements: Except for statements of historical fact, the information presented herein constitutes forward-looking statements. Forward-looking statements may include financial and other projections, as well as statements regarding the Company's future plans, objectives or economic performance, or the assumptions underlying any of the foregoing. The Company uses words such as "may", "would", "could", "will", "likely", "expect", "anticipate", "believe", "intend", "plan", "forecast", "project", "estimate" and similar expressions to identify forward-looking statements. Any such forward-looking statements are based on assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. However, whether actual results and developments will conform to the Company's expectations and predictions is subject to a number of risks, assumptions and uncertainties. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from those indicated. Forward looking statements in this press release include the following: that the Company will complete its proposed $500,000 private placement financing.

Factors which may delay or prevent these forward looking statements from being realized include that we may not be able to raise sufficient funds to complete our intended private placement or wind farm business. Readers should refer to the risk disclosures outlined in the Company's periodic reports filed from time to time with the United States Securities and Exchange Commission on EDGAR at www.sec.gov and with the British Columbia Securities Commission at www.sedar.com.